UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005

CYGNUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18962 (Commission File Number)	94-2978092 (IRS Employer Identification No.)

88 Kearny Street, 4th Floor, San Francisco, California (Address of Principal Executive Offices)	94108 (Zip Code)
Registrant’s Telephone Number, including area code: (415) 392-6220
N/A
(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
          On September 30, 2005, Cygnus, Inc. (“Cygnus”), and Ortho-McNeil Pharmaceutical, Inc. (“Ortho-McNeil”), entered into an Agreement for Global Resolution and Mutual Release of All Claims (the “Settlement Agreement”), which resolves all of Cygnus’ claims in its arbitration case against Ortho-McNeil Pharmaceutical arising out of the 1999 sale of substantially all of Cygnus’ drug delivery business assets to Ortho-McNeil. Under the Settlement Agreement, Ortho-McNeil has agreed to pay Cygnus $4 million in cash. As part of the Settlement Agreement, the parties exchanged releases and agreed that the Settlement Agreement constitutes a compromise and settlement of disputed claims and is not an admission of liability or wrongdoing by any party. The arbitration hearing had been scheduled to commence in early October 2005.
          Cygnus does not have any material relationship with Ortho-McNeil other than in respect of the Settlement Agreement and the 1999 sale of its drug delivery business to Ortho-McNeil.
          In connection with the execution of the Settlement Agreement, Cygnus issued a press release on September 30, 2005, a copy of which is attached hereto as Exhibit 99.1. The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.1	Agreement for Global Resolution and Mutual Release of All Claims, dated as of September 30, 2005, by and between Cygnus and Ortho-McNeil.
99.1	Press Release issued September 30, 2005.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: September 30, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
10.1	Agreement for Global Resolution and Mutual Release of All Claims, dated as of September 30, 2005, by and between Cygnus and Ortho-McNeil.
99.1	Press Release issued September 30, 2005.